                                     REVISED
                          ACTIVE PARTICIPATION INVESTOR
                           SPECIAL SERVICES AGREEMENT

      THIS AGREEMENT (the "Agreement") made on March 31, 1999 between, The
Baldridge Group NASDAQ Investor Relations, Inc., a Nevada corporation, hereinafter referred to as the "Active Participation Investor" and BioFiltration
Systems, Inc., "BFS" a Florida corporation, hereinafter referred to as the
"Company."

                                    RECITALS

      WHEREAS, the Company desires to be assured of the association and services of the Active Participation Investor in order to avail itself of the Active
Participation Investor's consulting experience, skills, abilities, background and knowledge to facilitate long range planned and to execute the Company's stock marketing needs in an orderly and efficient manner, the Company is therefore willing to engage the Active Participation Investor upon the terms and conditions herein contained:

      WHEREAS, the Active Participation Investor agrees to be engaged and retained by the Company in accordance with the following terms and conditions.

      NOW, THEREFORE, in consideration of the recitals, promises and conditions contained herein, the Active Participation Investor and the Company agrees as follows:

(i)      THE ACTIVE PARTICIPATION INVESTOR OFFERS THE FOLLOWING CONSULTING
         SERVICES:

(i)      Will arrange a Public Relations Program

(ii)     Will write and design a color PR Research Report.

(iii)    Will introduce the company to the Active Participation Investor's network of brokers. These brokers have been identified as ones that will recommend emerging growth companies in the Bulletin Board Market.

(iv)     Will distribute leads to brokers.

(v)      Will qualify and track all leads.

(vi)     Will add sufficient Market Makers.

(vii)    Will make our toll-free number available.

(ii)     TERM: The term of this Agreement shall be for a period of ten (10)
         months commencing on March 31, 1999 and is renewable for successive periods of 90 days at a time by mutual agreement of the parties in writing.

(iii)    SPECIAL PURCHASE TERMS AS INCENTIVE COMPENSATION TO ACTIVE
         PARTICIPATION INVESTOR: The Active Participation Investor agrees to purchase 875,000 shares of the Company's common stock issued under rule
         504-D for a total of $ 1,000,000 Dollars subject to special terms and conditions below.

(iv)     ADDITIONAL PAYMENT AND AGREEMENTS OF ACTIVE PARTICIPATION INVESTOR ARE
         TO BE AS FOLLOWS:

(i)      The Active Participation Investor agrees to pay the Company a down payment of $10,000 upon the execution of this agreement and the balance of $990,000 will be paid over ten (10) months as follows. The stock share price will be $0.25 per share for the first 250,000 shares, $1.25 per share for the second 250,000 shares, $1.50 per share for the third
         250,000 shares and $2.00 per share for the remaining 125,000 shares.
         This is to be accomplished on a best effort basis beginning with the execution of this contract. The anticipated time for this to be completed is within the next ten (10) months, and the first $100,000 increment is to be paid in four (4) payments over the next 30 days and a minimum of $100,000 each over the next nine (9) months. The Company will advance to the Active Participation Investor upon execution of this agreement, two hundred fifty thousand (250,000) shares of it's
         Common stock. Active Participation Investor will pay for the stock as it is sold as illustrated above.

(ii)     Because of the ongoing need of funds necessary to market and manufacture the company's products the prompt payment of the minimum monthly payments specified above is paramount in this agreement.
         Because the stock is being purchased by The Active Participation
         Investor on a "best efforts basis", the company reserves the right,
         (upon ten (10) days written notice to the Active Participation
         Investor,) if the minimum monthly stock purchase payments are not made by The Active Participation Investor in a time manner, to seek other methods of financing, such as selling or pledging the remaining un-sold stock. The same rights shall apply to The Active Participation
         Investor. If it should decide it cannot market the stock as planned within the desired time frame it reserves the right to cancel the agreement and return any un-sold stock upon ten (10) days written notice to the company of it's intentions.

(iii)    The Active Participation Investor also agrees to use a portion of the proceeds from the sale of the stock purchased to pay for advertising for the Company.

(v)      ADDITIONAL RESPONSIBILITIES OF THE COMPANY

         (i)   the Company agrees to keep the Active Participation Investor abreast of all news and developments on a regular basis.

         (ii)  the Company will not enter into an investment banking agreement or register shares for sale without advising the Active
               Participation Investor.

(vi)     RELATIONSHIP OF PARTIES: This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Active Participation Investor shall be independent and not an employee of the Company. Active Participation Investor shall not have authority to act as an agent of the Company except when such authority is specifically delegated to the Active Participation Investor by the
         Company. Subject to the express provisions herein, the manner and means utilized by the Active Participation Investor in the performance of the
         Active Participation Investor service hereunder shall be at the sole discretion of the Active Participation Investor. All compensation paid to the Active Participation Investor hereunder shall constitute earnings to the Active Participation Investor from self-employment income.

VI.      EXPENSES: The Active PARTICIPATION Investor agrees to pay all expenses such as travel, food, lodging and entertainment when such expenses are incurred by the Active Participation Investor incurred by it in marketing this stock.

VII.     NOTICES: Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this agreement. Either party may change its address by written notice in accordance with this section.

VIII.    BENEFIT OF AGREEMENT: This Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

IX.      GOVERNING LAW: This Agreement is made and shall be governed and construed in accordance with the laws of the state of Florida, and it is agreed that jurisdiction and venue of any actions pertaining to this
         Agreement will be in Seminole County, Florida.

X.       ASSIGNMENT: Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other part shall be void, and shall constitute a breach of the terms of this Agreement.

XI.      ENTIRE AGREEMENT MODIFICATION: This Agreement constitutes the entire agreement between the Company and the Active Participation Investor. No
         promises, guarantees, inducements or agreements, oral or written, express or implied, have been made other than as contained in this
         Agreement. This Agreement supersedes any/all prior agreements and can only be modified or changed in writing signed by the party or parties to be charged.

XII.     COMPETITION: This agreement shall be non-exclusive.

XIII.    LITIGATION EXPENSES: If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

                                             The Baldridge Group NASDAQ
                                             Investor Relations, Inc.

      Witness:                          By: /s/ Orville Baldridge, Jr.
                                        -----------------------------
                                                Orville Baldridge, Jr. President
-------------
Date 3/31/99
                                              BioFiltration Systems, Inc.

      Witness:                          By: /s/ Al J. Keyser
                                        -----------------------------
                                                Al J. Keyser, President
--------------
Date 3/31/99